Exhibit 99.1

Moxian, Inc. Completes Corporate Reorganization

Hong Kong, August 17, 2021 (GLOBE NEWSWIRE) — Moxian, Inc. (“Moxian” or the “Company”) (NASDAQ: MOXC), an Internet media marketing services provider, today announced that the reorganization of Moxian as a British Virgin Islands company has been completed. As a result of the corporate reorganization, on August 16, 2021, each outstanding share of Moxian’s common stock was converted into the right to receive an ordinary share of Moxian (BVI) Inc, a British Virgin Islands company (“Moxian BVI”).

Pursuant to the merger agreement approved by Moxian stockholders at the annual meeting of stockholders held on July 19, 2021, the number of ordinary shares in Moxian BVI owned by each shareholder as a result of the merger is the same as the number of shares of common stock previously owned in Moxian immediately prior to the merger. Trading of the ordinary shares of Moxian BVI will begin on the NASDAQ Capital Market on August 17, 2021 under the symbol “MOXC,” the same symbol as that of Moxian common stock.

About Moxian (BVI) Inc

Founded in 2013, Moxian (BVI) Inc, formerly Moxian, Inc., is based in Hong Kong SAR, China, with subsidiaries in Shenzhen and Beijing, China, and Malaysia. It is involved in Internet media marketing.

Forward-Looking Statements

This press release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by terms such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate”, “potential”, “continue”, “in progress”, “goal”, “guidance expectations” and similar statements. Any statements that are not historical facts, including statements about the company’s philosophy and expectations, are forward-looking statements that involve factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These factors and risks include, but are not limited to, the following: company’s goals and strategies; future business development; financial status and operating results; expected growth of China’s internet media marketing industry; ability to develop new products and services; demand and acceptance of our services; the relationship between the company and strategic partners; industry competition; and policies and regulations related to the company’s structure, business and industry. More detailed information about these and other risks and uncertainties is included in the company’s filings with the Securities and Exchange Commission. All information provided in the company’s introduction is the latest information as of the date of publication of the company. Except as provided by applicable law, the company is not obligated to update such information.

For further information, please contact:

Tan Wanhong

Chief Financial Officer

+852 2961 4888

Tan.wanhong@moxiangroup.com